SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
current report
pursuant to section 13 or 15(d) of the
securities exchange act of 1934
Date of Report (date of earliest event reported): June 11, 2010
American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
American Greetings Corporation (“American Greetings”) was party to a Credit Agreement (the “Existing Credit Agreement”), dated April 4, 2006, as amended, among various lending institutions party thereto (the “Lenders”), National City Bank, as the global agent, joint lead arranger, joint bookrunner, swing line lender, LC Issuer and collateral agent, UBS Securities LLC, as joint lead arranger, joint bookrunner and syndication agent, and KeyBank National Association, JPMorgan Chase Bank, N.A., and LaSalle Bank National Association, as documentation agents. The Existing Credit Agreement included a $350 million revolving credit facility as well as a $100 million term loan facility. On June 11, 2010, American Greetings amended and restated its Existing Credit Agreement by entering into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among various lending institutions party thereto (the “Lenders”), PNC Bank, National Association, as the Global Administrative Agent, as the Swing Line Lender, a LC Issuer and the Collateral Agent, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Co-Syndication Agents, KeyBank National Association and The Bank of Nova Scotia as Co-documentation Agents, and PNC Capital Markets LLC, as the Lead Arranger and Sole Bookrunner.
Pursuant to the terms of the Amended and Restated Credit Agreement, American Greetings and certain additional foreign subsidiary borrowers that may become parties to the Amended and Restated Credit Agreement, may from time to time continue to borrow, repay and re-borrow up to $350 million under the revolving credit facility, with the ability to increase the size of the facility to up to $400 million, subject to customary conditions. The Amended and Restated Credit Agreement continues to include a $95 million Canadian subfacility and continues to allow American Greetings to borrow from time to time in Euros, Canadian dollars, British pounds, Australian dollars, New Zealand dollars or Yen. The Amended and Restated Credit Agreement also continues to provide for a $25 million sub-limit for the issuance of swing line loans, which are comparatively short-term loans used for working capital purposes, and a $100 million sub-limit for the issuance of letters of credit. Additionally, the entire amount of the Canadian subfacility can be used for Canadian letters of credit.
The obligations under the Amended and Restated Credit Agreement continue to be guaranteed by American Greetings’ material domestic subsidiaries (the “Guarantors”) and continue to be secured by substantially all of the personal property of American Greetings and each of the Guarantors, including a pledge of all of the capital stock or other equity interests in substantially all of American Greetings’ domestic subsidiaries and 65% of the capital stock or other equity interest in American Greetings’ material first tier foreign subsidiaries. The revolving loans under the Existing Credit Facility were scheduled to mature on April 4, 2011 and the term loan was scheduled to mature on April 4, 2013. The Amended and Restated Credit Agreement, including revolving loans thereunder, will mature on June 11, 2015. In connection with the Amended and Restated Credit Agreement, the term loan was terminated and American Greetings repaid the full $99 million outstanding under the term loan using cash on hand. The proceeds of the borrowings under the Credit Agreement may be used to provide working capital and for other general corporate purposes.
Revolving loans that are denominated in U.S. dollars will bear interest at either the U.S. base rate or the London Inter-Bank Offer Rate (“LIBOR”), at American Greetings’ election, plus a margin determined according to American Greetings’ leverage ratio (as described below). Revolving loans that are denominated in Canadian dollars will bear interest at either the Canadian base rate or the Canadian Dollar Offer Rate (“CDOR”), at American Greetings’ election, plus a margin determined according to American Greetings’ leverage ratio. Revolving loans denominated in a designated foreign currency will bear interest at a rate to be based on LIBOR for such currency plus a margin determined according to American Greetings’ leverage ratio. Swing line loans will bear interest at a quoted rate agreed upon by American Greetings and the swing line lender. At closing, the applicable margin for (a) LIBOR and CDOR rate loans was 2.50% per annum, with possible future spreads ranging from 2.25% to 3.50% per annum, and (b) U.S. and Canadian base rate loans was 1.50% per annum, with possible future spreads ranging from 1.25% to 2.50% per annum. In addition to interest, American Greetings is required to pay commitment fees on the unused portion of the revolving credit facility. The commitment fee rate is initially 0.50% per annum and, like the interest rate spreads, is subject to adjustment thereafter based on American Greetings’ leverage ratio, with possible future spreads ranging from 0.375% to 0.500% per annum.
The Amended and Restated Credit Agreement contains certain restrictive covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, compliance with laws, preservation of existence, maintenance of books and records, use of proceeds, maintenance of properties and insurance, and limitations on liens, dispositions, issuance of debt, investments, payment of dividends, repurchases of capital stock, acquisitions, transactions with affiliates, and capital expenditures. There are also financial covenants that require American Greetings to maintain a maximum leverage ratio (consolidated indebtedness minus unrestricted cash to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of no greater than 3.00 to 1, and a minimum interest coverage ratio (consolidated EBITDA to consolidated interest expense) of no less than 3.00 to 1. The Amended and Restated Credit Agreement also requires American Greetings to make certain mandatory prepayments of outstanding indebtedness using the net cash proceeds received from certain dispositions, events of loss and additional indebtedness that American Greetings incurs.
The Amended and Restated Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to perform or observe covenants, bankruptcy or insolvency events and change of control. Upon the occurrence and during the continuance of an event of default, the Global Agent upon the request of the requisite number of Lenders is required to declare all amounts owing under the Amended and Restated Credit Agreement to be immediately due and payable, terminate the Lenders’ commitments to make loans under the Credit Agreement, and/or exercise any and all remedies and other rights under the Amended and Restated Credit Agreement.
Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to American Greetings, including letters of credit, depository and account processing services, for which American Greetings has paid and intends to pay customary fees. Also, certain of the Lenders were a party to the Existing Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement.
The Amended and Restated Credit Agreement amends, restates and replaces the Existing Credit Agreement. As described in Item 1.01, which is incorporated by reference into this Item 1.02, the Amended and Restated Credit Agreement does not have a term loan facility. As described in Item 1.01 above, in connection with the Amended and Restated Credit Agreement, the term loan under the Existing Credit Agreement was repaid in full and was terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On June 11, 2010, American Greetings held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the three nominees for Class III directors named in American Greetings’ proxy statement were elected to serve on American Greetings’ board of directors until the 2013 Annual Meeting of Shareholders, or until his successor is duly elected and qualified.
     The voting results are set forth below.

			Abstentions or
		Votes	Votes	Broker
	Votes “For”	“Against”	Withheld	Non-Votes
Election of Directors:
Scott S. Cowen	56,506,047	—	5,227,386	—
William E. MacDonald, III	58,671,345	—	3,062,088	—
Zev Weiss	60,980,509	—	752,924	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation (Registrant)
By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane, Senior Vice President,
General Counsel and Secretary

Date: June 16, 2010

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